UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2025

Pyxus International, Inc.
(Exact name of Registrant as specified in its charter)

Virginia	000-25734	85-2386250
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
6001 Hospitality Court, Suite 100
Morrisville, North Carolina 27560-2009
(Address of principal executive offices, including zip code)
(919) 379-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 12, 2025, Flavia B. Landsberg, Executive Vice President and Chief Financial Officer of Pyxus International, Inc. (the "Company"), resigned from her positions with the Company effective February 28, 2025 to accept employment with another company. Ms. Landsberg’s decision does not reflect any disagreement with, or the existence of any irregularities in, the Company’s operations, policies, accounting principles, practices, financial statements, or disclosures.

On February 13, 2025, the Company’s Board of Directors appointed Dustin L. Styons, Executive Vice President, Business Strategy & Sales of the Company, as the Company’s Interim Chief Financial Officer, effective on February 28, 2025. A description of Mr. Styons’ biographical information is available in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, which description is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 14, 2025

PYXUS INTERNATIONAL, INC.

By:	/s/ T. David Singer

T. David Singer
Senior Vice President – Chief Legal
Officer and Secretary